UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2008 (February 8, 2008)

Syms Corp
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
_____________________	_____________	______________
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Syms Way, Secaucus, New Jersey		07094
_________________________________		___________
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(201) 902-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2008, Syms Corp appointed Philip A. Piscopo as Vice President and Chief Financial Officer.

Mr. Piscopo, age 55, has held a number of executive financial, operational and accounting positions over a career spanning 33 years, most recently as Senior Vice President and Chief Financial Officer of Vitaquest International LLC in West Caldwell, New Jersey.  Mr. Piscopo began his career in 1974 with Touch Ross & Co. (now Deloitte & Touche) in New York.  A graduate of Iona College in New Rochelle, New York, Mr. Piscopo is a certified public accountant.

Mr. Piscopo succeeds Antoine Moreia, who retired as Chief Financial Officer on February 8, 2008.  In connection with his retirement, Mr. Moreia resigned from the Syms Corp Board of Directors, effective February 8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Marcy Syms
	Name:	Marcy Syms
	Title:	Chief Executive Officer

Dated:  February 13, 2008